Exhibit 99.2
Cognex Names Dennis Fehr as Chief Financial Officer

NATICK, MA, May 2, 2024 - Cognex Corporation (NASDAQ: CGNX), a leading provider of machine vision for factory and warehouse automation, today announced the appointment of Dennis Fehr as Senior Vice President of Finance and Chief Financial Officer, effective May 3, 2024. In this role, Fehr will lead Cognex’s global finance and information technology organizations.

Fehr brings over 20 years of global experience across manufacturing, technology, and energy industries. Most recently, Fehr was the CFO of 6K Inc, a manufacturing technology company focused on strategic materials in the battery supply chain and for additive materials. Prior to 6K, Inc., Fehr was the CFO of Fluence Energy, Inc. (NASDAQ: FLNC), which he helped take public in 2021. Prior to Fluence Energy, Fehr was Vice President of Finance at Siemens, where he spent the first 15 years of his career.

Fehr will report to Cognex’s President and CEO, Robert J. Willett.

“Dennis is an experienced CFO,” said Willett. “He brings global experience and leadership that we expect to greatly benefit Cognex as we continue delivering on our global strategy.”

“I am excited by the opportunity to join such an innovative company and leader in factory and warehouse automation,” said Fehr. “Cognex is at an important stage of its growth journey, and I am energized to help drive financial and operational excellence.”

About Cognex Corporation

Cognex Corporation (“the Company” or “Cognex”) invents and commercializes technologies that address some of the most critical manufacturing and distribution challenges. We are a leading global provider of machine vision products and solutions that improve efficiency and quality in high-growth potential businesses across attractive industrial end markets. Our solutions blend physical products and software to capture and analyze visual information, allowing for the automation of manufacturing and distribution tasks for customers worldwide. Machine vision products are used to automate the manufacturing or distribution and tracking of discrete items, such as mobile phones, electric vehicle batteries and e-commerce packages, by locating, identifying, inspecting, and measuring them. Machine vision is important for applications in which human vision is inadequate to meet requirements for size, accuracy, or speed, or in instances where substantial cost savings or quality improvements are maintained.

Cognex is the world's leader in the machine vision industry, having shipped more than 4.5 million image-based products, representing over $11 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “potential,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These statements are based on our current estimates and expectations as to prospective events and circumstances, which may or may not be in our control and as to which there can be no firm assurances given. These forward-looking statements, which include statements regarding sales and marketing activities, new product offerings and product development activities, customer acceptance of our products, the potential effects of emerging technologies, capital expenditures, cost management activities, investments, liquidity, dividends and stock repurchases, and strategic and growth plans, our ability to maintain and grow key relationships, acquisitions, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: the technological obsolescence of current products and the inability to develop new products, particularly in connection with emerging artificial intelligence technologies; the impact of competitive pressures; the inability to attract and retain skilled employees and maintain our unique corporate culture; exposure to additional tax liabilities, increases and fluctuations in our effective tax rate, and other tax matters; fluctuations in foreign currency exchange rates; unfavorable global economic conditions, including increases in interest rates and high inflation rates; economic, political, and other risks associated with international sales and operations; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2023 and Form 10-Q for the fiscal quarter ended March 31, 2024. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Investor Contacts:
Nathan McCurren – Head of Investor Relations
Jordan Bertier – Sr. Manager, Investor Relations
Cognex Corporation
ir@cognex.com